Exhibit 99.1

CONTACT | Media:	CONTACT | Investor Relations:
+31.20.550.4488 (Amsterdam), +32.2.509.1392 (Brussels)	+1.212.656.5700 (New York)
+351.217.900.029 (Lisbon), +44.20.7379.2789 (London)	+33.1.49.27.58.60 (Paris)
+1.212.656.2140 (New York), +33.1.49.27.11.33 (Paris)

NYSE Euronext Announces Fourth Quarter and Full Year 2008 Financial Results

—Non-cash impairment charge for goodwill and other intangibles generated GAAP loss—

—Pro forma EPS of $0.52 for the fourth quarter and $2.87 for the full year, up 9%—

—Board of Directors maintains quarterly dividend of $0.30 per share through 2009—

Conference Call, Monday Feb. 9, 2009 at 8:00 a.m. (New York, EST)/2:00 p.m. (Paris, CET)

NEW YORK – Feb. 9, 2009 – NYSE Euronext (NYSE: NYX) today reported a net loss of ($1,338) million, or ($5.06) per diluted share, for the fourth quarter of 2008, and ($738) million, or ($2.78) per diluted share, for the full year 2008. The net loss for the fourth quarter and full year 2008 includes a pre-tax $1,590 million non-cash charge, primarily for the impairment of certain goodwill and indefinite-lived intangible assets related to the merger of NYSE Group and Euronext. The charge adjusts the carrying values of goodwill and indefinite-lived intangible assets to their estimated fair values. The impairment was driven primarily by adverse equity market conditions that have caused a material decline in industry market multiples in the latter part of 2008. This charge has no impact on debt covenants, cash flows, or normal day-to-day business operations. These results are presented in accordance with U.S. generally accepted accounting principles (GAAP).

Pro-forma non-GAAP net income in the fourth quarter was $137 million, or $0.52 per diluted share, compared to $0.65 per diluted share in the fourth quarter of 2007. On the same basis, net income for the full year 2008 was $763 million, or $2.87 per diluted share, an increase of 9% compared to 2007. Pro forma non-GAAP results exclude activity assessment and Section 31 fees, merger expenses and exit costs, impairment charges, gains on sale of businesses and equity investments and other non-recurring items. A full reconciliation of these non-GAAP results is included in the attached tables. Financial highlights include:

•

Gross revenues were up 21% in the fourth quarter and 19% for the full year, driven by increased volumes across all venues and pricing changes in the U.S. and European cash markets. These changes increased gross revenues, but also resulted in higher rebates to liquidity providers.

•

Net revenues benefited from higher volumes, but were negatively impacted by new pricing initiatives which resulted in higher rebates to customers, including Pack Epsilon pricing in Europe, NYSE Arca tiered pricing in the U.S., and NYSE pricing changes made in connection with the introduction of the NYSE new market model designed to attract liquidity to the floor of the NYSE. Foreign exchange variances also negatively impacted net revenues by ($55) million in the quarter, but positively impacted full year net revenues by $25 million. Net revenues are defined as total revenues less direct transaction costs comprised of Section 31 fees, liquidity payments, and routing and clearing fees.

•

Diluted earnings per share in the fourth quarter of 2008 declined by $0.13 or 20%, compared with the prior year, including a $0.07 per share negative impact for currency fluctuations and $0.06 per share impact for planned investments in NYSE Liffe U.S. and NYSE Amex, which was operating at a loss for the fourth quarter.

The table below summarizes the pro forma non-GAAP results for the fourth quarter and full year of 2008 and 2007.

	4Q08	4Q07	% Change	FY 2008	FY 2007	% Change
Revenues	$1,177	$974	21%	$4,474	$3,750	19%
Net Revenues	$683	$694	(2)%	$2,882	$2,770	4%
Net Income	$137	$173	(21)%	$763	$700	9%
Diluted Earnings Per Share	$0.52	$0.65	(20)%	$2.87	$2.63	9%

“During this period of unprecedented market dislocation and uncertainty, we continue to focus on executing and delivering against our key strategic initiatives which will drive our long-term growth,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We recorded revenue growth, grew pro forma earnings per share by 9% in 2008, continued to reduce fixed operating expenses as a result of our non-technology and technology-related savings initiatives and we implemented a new NYSE market model which has stabilized our market share in the U.S. In light of challenging market conditions, we have decided to refrain from stock repurchases at this time, while keeping the Board authorization in place. At the same time, the Board has decided to maintain the $0.30 quarterly dividend for our shareholders through 2009. With these two actions, we are attempting to strike the right balance between capital management and shareholder value.”

Fixed operating expenses from continuing operations were $473 million, compared to $447 million for the fourth quarter of 2007. For the full year 2008, total fixed operating expenses were $1,742 million, compared to $1,709 million in the prior year. Excluding the impact of currency translation, acquisitions and dispositions of businesses, and selected strategic initiatives, fixed operating expenses in the fourth quarter decreased $61 million, or 14%, compared to fourth quarter of 2007. On the same basis, fixed operating expenses for the full year 2008 decreased $146 million, or 9%, compared to 2007. Fixed operating expenses are defined as operating expenses less merger expenses and exit costs, impairment charges, direct transaction costs, and excluding regulatory fine income. A full reconciliation of these non-GAAP results is included in the attached tables.

“In the fourth quarter, we continued to focus on driving the long-term growth of our franchise through investment in new initiatives and the integration of Amex® into our operations,” said Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, NYSE Euronext. “At the same time that we are investing in growth initiatives, we are accelerating our focus to pull costs out of our operations and deliver against our efficiency initiatives, as reflected by the $146 million decrease in pro forma fixed operating expenses compared to 2007. The non-cash impairment charge brings our book value for the Euronext transaction in line with our fair value, which has been impacted by industry-wide multiple compression. Although the outlook is challenging and competitive pressures are increasing, our European revenues grew 13% to $1.8 billion in 2008.”

Other Financial Highlights

•

Included in the GAAP results for the fourth quarter of 2008 were $94 million of pre-tax merger expenses and exit costs (primarily related to severance charges), compared to $18 million in the fourth quarter of 2007. For the full year 2008, pre-tax merger expenses and exit costs were $177 million, compared to $67 million in 2007.

•

NYSE Euronext completed its acquisition of the American Stock Exchange® (Amex®) on Oct. 1. An estimated total of 6.8 million shares of NYSE Euronext common stock were issued for the transaction, it is expected to produce annualized run-rate cost savings of approximately $120 million by the end of 2009 and is expected to be accretive in 2009.

•

On Oct. 1, in connection with the completion of SunGard’s acquisition of a majority interest in GL Trade, NYSE Euronext received €161.6 million ($227.5 million) from the sale of its 40% ownership stake in GL TRADE to SunGard. The results of GL Trade are incorporated in our GAAP results as discontinued operations.

•

Effective upon closing of the Amex® transaction on Oct. 1, NYSE Euronext removed the transfer restrictions on approximately 42 million common shares issued in connection with the merger of NYSE and Archipelago. These shares were previously restricted until March 2009.

•

As of Dec. 31, 2008, NYSE Euronext had repurchased 13.4 million of its outstanding shares for a total of $348 million, at an average price of $26.04 per share. Management temporarily discontinued repurchases of shares to preserve capital; however, the Board authorization remains in place.

•

On Oct. 29, NYSE Euronext announced its intention to carry out a restructuring plan of its European operations in order to reduce fixed costs. The plan includes a proposed net reduction of approximately 200 headcount by the end of 2009 and is expected to result in annual run-rate savings of approximately $23 million in 2010.

•

At Dec. 31, 2008, NYSE Euronext had net debt of $2.1 billion. Cash, cash equivalents, investment and other securities (including $84 million related to Section 31 fees collected from market participants and due to the SEC) were $1.0 billion and total debt was $3.1 billion.

•	NYSE Euronext will make a $0.30 quarterly dividend per share payment on March 31, 2009 to shareholders of record as of March 13, 2009.

Business and Market Summary

•

Universal Trading Platform (UTP) made its debut with the successful migration of NYSE Euronext’s European bond market onto the platform, and will be rolled out to all of NYSE Euronext’s markets in the U.S. and Europe in 2009.

U.S. Cash Equities

•	In the fourth quarter of 2008, the former Amex® equities trading business, now rebranded as NYSE Amex, relocated to NYSE’s trading floor.

•	NYSE in partnership with BIDS Holdings LP, launched its new block-trading venue, New York Block Exchange (NYBX) at the end of January 2009.

•

In the fourth quarter, average daily volume was 4.1 billion shares traded, a 44% increase over the same period in 2007, representing the most active quarter ever, with a record 261.7 billion shares traded. For the full year 2008, a total of 894.5 billion shares were traded across all U.S. equities, up 24% compared to 2007.

•

In the fourth quarter, the NYSE introduced its next generation market model to attract liquidity to the floor of the NYSE. The new model transforms Specialists into Designated Market Makers (DMMs) and also establishes Supplemental Liquidity Providers (SLPs), a new class of upstairs, electronic, high-volume members incented to add liquidity on the NYSE. In part as a result of the implementation of this new model, DMM participation increased from 3.6% in September, to 7.0% in December.

•

U.S. market share in Tape A securities increased to 43.4% in December, from 42.2% in September. NYSE Tape A market share increased 400 basis points during the same period, driven in part by the success of the new NYSE market model.

•

The NYSE recently announced plans to roll out new pricing on March 1, 2009. The NYSE fee change will include customer rebates for adding liquidity, while continuing to offer the lowest transaction fees for taking liquidity, which is expected to be rolled out in conjunction with significant NYSE execution speed improvements. The price change builds on the recent rebate incentive program for DMMs and SLPs.

•	During the fourth quarter of 2008, U.S. market share in Tape C securities reached 19.9% and showed continued growth as compared to 19.2% for the same period a year ago.

European Cash Equities

•

NYSE Euronext appointed EuroCCP, a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (DTCC) based in London, as clearer of NYSE Arca Europe, its Multilateral Trading Facility (MTF), which is expected to launch in the first quarter of 2009.

•	SmartPool, the new MTF set up by NYSE Euronext, BNP Paribas, HSBC and J.P. Morgan, began trading services in early February 2009, initially with stocks from 15 European markets.

•	NYSE Euronext introduced its Single Order Book which aggregates liquidity for each security listed on its Amsterdam, Brussels and Paris cash markets on one single trading line for each security.

•	In the fourth quarter of 2008, NYSE Euronext’s European cash markets experienced average daily volume of 1.6 million trades, an increase of 20% versus the same period last year.

•

October 2008 was a record month for NYSE Euronext’s European markets, registering an all-time record 49 million transactions executed. The previous record was set in January 2008, with 41 million transactions executed.

•	In 2008, a total of 397.0 million transactions were executed on NYSE Euronext European markets, an increase of 23% compared to the same period in 2007.

Global Exchange Traded Products

•

NYSE Euronext is the world’s leading marketplace for Exchange Traded Products, with more that 1,100 ETFs listed on NYSE Euronext markets consisting of 710 primary ETF listings in the U.S. and 396 primary ETFs in Europe.

•	NYSE Euronext’s European exchanges added 41,472 new warrant and certificate listings in 2008, a 52% increase from 2007.

•	In the fourth quarter, NYSE Arca added 699 ETPs, including 657 from the acquisition of Amex®, consisting of 426 ETFs, 11 ETNs, and 262 certificates.

•	Average daily volume in the fourth quarter of 2008 was 647 million shares, compared to 278 million in the fourth quarter of 2007.

•	Average daily volume for 2008 was 450 million shares, compared to 252 million in 2007.

European Derivatives

•

NYSE Liffe and LCH.Clearnet Ltd, launched the first exchange-based clearing solution for credit default swap (CDS) index contracts on Bclear and received SEC exemptive relief allowing qualified U.S. market participants to access the joint clearing solution for the CDS market.

•

NYSE Euronext signed a memorandum of understanding with two major Chinese exchanges, the Dalian Commodity Exchange and the Zhengzhou Commodity Exchange. NYSE Euronext is now working with both exchanges on market development, information sharing and technology.

•	NYSE Liffe traded an average of 3.7 million futures and options, including Bclear, during the fourth quarter of 2008, a 5% increase from the year ago quarter.

•

In 2008 NYSE Liffe traded over 1 billion contracts for the first time, an increase of 11% compared to 2007, including a total of 191 million contracts processed by Bclear, an increase of 56%, compared to 2007. Average daily volume on NYSE Liffe for the full year was 4.1 million, up 10% compared to 2007.

•	A total of 309 million individual equity and 173 million equity index derivative contracts were traded in 2008, representing an increase of 18% and 11%, respectively compared to 2007.

•	529 million short-term interest rate derivatives contracts were traded, up 8%, and 13 million commodity contracts were traded, up 4%.

U.S. Derivatives

•	The former Amex® options trading business, now branded as NYSE Amex Options, will relocate to NYSE’s trading floor in the first quarter of 2009.

•

NYSE Euronext’s U.S. options platforms, NYSE Arca Options and NYSE Amex Options, registered average daily volume of 2.1 million contracts during the fourth quarter of 2008, an increase of 15.3% compared to the year ago quarter.

•	An average of 1.8 million contracts were traded each day in 2008. Total volume grew by 37%, outpacing overall U.S. options industry volume growth of 27%.

•	For equity options trading in the SEC Penny Pilot program, NYSE Arca Options executed 12% of all eligible issues in the fourth quarter, a 4% increase since the pilot began in January 2007.

•

NYSE Euronext’s U.S. futures business, NYSE Liffe U.S., traded over 1.8 million metals contracts since its launch in September and executes approximately 22,000 contracts per day. The Options Clearing Corp. will become the NYSE Liffe U.S. clearing house in the first quarter of 2009.

Global Listings

•	Based on IPO proceeds raised globally in 2008, NYSE Euronext retained its No. 1 ranking among major exchanges, with $45 billion raised, or 37% of total IPO capital raised.

•

NYSE Euronext attracted the largest IPO in U.S. history, with Visa (NYSE: V), raising $17.86 billion/€11.5 billion, and the second-largest IPO this year in Europe, with EDPR (NYSE Euronext: EDPR) raising $2.42 billion/€1.566 billion.

•	A total of seven companies from China listed on the U.S. and European markets of NYSE Euronext during 2008, with three listing in the U.S. and four listing in Europe.

•	The NYSE launched the NYSE Market Access Center, a comprehensive investor relations and market intelligence service for senior executives at NYSE-listed companies.

NYSE Technologies (formerly NYSE Euronext Advanced Trading Solutions Business)

•

NYSE Technologies is the commercial technology business comprising the software products, network services, exchange solutions and market data solutions developed by NYSE Euronext, including NYSE TransactTools, the entity formerly known as AEMS and Wombat Financial Software. The business provides the investment community with leading electronic trading technology for liquidity center connectivity, trading applications, exchange solutions, market data content & management and low latency trade messaging.

•	The SFTI Europe network is developed, clients are in the process of being connected, and the network will be fully launched in the first quarter of 2009.

•	NYSE Euronext completed the integration of the Wombat quoting engine into the NYSE and NYSE Amex markets, significantly reducing latency.

•

In 2008, commercial partnerships were established with BM&F Bovespa (equities and derivatives platforms); Bursa Malaysia (derivatives platform); Philippines Stock Exchange (MOU and new trading platform) and the Tokyo Stock Exchange (Tdex+ based on LIFFE CONNECT).

•

NYSE Euronext also announced plans to establish a partnership with the State of Qatar to transform the Doha Securities Market into an integrated cash and derivatives exchange (the “Qatari Securities Market”, or “QSM”), while providing NYSE Euronext with a significant presence in the Middle East. As part of the partnership, NYSE Euronext plans to become a strategic shareholder with a Board presence in QSM, while NYSE Technologies would provide management consulting, technology services, and the links between the QSM cash and derivatives markets and the world’s largest financial centers.

•

NYSE Euronext debuted a suite of new market data products in the U.S. and Europe that enables internet and media organizations to disseminate real-time, last sale prices from the company’s equities markets free of charge to the public. Also introduced in 2008 were NYSE OpenBook Ultra and NYSE Order Imbalances, products that significantly enhance transparency and speed of accessing data in the trading of NYSE-listed securities.

NYSE Regulation

•

In July 2007, NYSE Group and NYSE Regulation completed an asset purchase agreement with FINRA pursuant to which the member firm regulatory functions of NYSE Regulation, including related enforcement activities, risk assessment and the arbitration service were consolidated with those of FINRA. The transfer has resulted in a decrease in revenues derived from broker-dealer activities in 2008, compared to 2007.

Analyst/Investor/Media Call: Feb. 9, 8:00 am (NY/EST)/2:00 pm (Paris/CET)

A presentation and live audio webcast of the fourth quarter 2008 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 800.901.5217

International: 617.786.2964

Passcode: 23774007

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 32531565

The results of operations of Euronext N.V. for the three months ended Dec. 31, 2008 are reported under U.S. GAAP under the caption “European Operations” in the accompanying tables. Questions regarding Euronext N.V.’s results should be directed to Investor Relations (contact details provided below).

Note: NYSE Euronext net revenues (defined as total revenues less direct transaction costs comprised of Section 31 fees, liquidity payments, and routing and clearing fees) from its primary business activities are represented below as a percentage of total net revenues for the fourth quarter:

•	Derivatives trading accounts for 22%

•	European cash trading accounts for 21%

•	U.S. cash trading accounts for 12%

•	Market data accounts for 16%

•	Listing accounts for 15%

•	Software and technology services accounts for 8%

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, impairment charges and other non-recurring items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext (NYX) is the world’s leading, most liquid and diverse exchange group. It offers a broad and growing array of financial products and services in cash equities, futures, options, exchange-traded products, bonds, market data, and commercial technology solutions, all designed to meet the evolving needs of issuers, investors and financial institutions. Spanning multiple asset classes and six countries, NYSE Euronext’s exchanges include the New York Stock Exchange, NYSE Liffe, the leading European derivatives exchange by value of trading, Euronext and NYSE Arca. With more than 6,500 listed issues, more than any other exchange group, trading on NYSE Euronext’s equity markets represents more than one-third of the world’s cash equities volume. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Revenues
Activity assessment	$40	$124	$229	$556
Cash trading	679	475	2,387	1,575
Derivatives trading	190	220	919	661
Listing	101	99	395	385
Market data	108	101	429	371
Software and technology services	53	23	160	98
Regulatory	13	16	49	152
Other	33	40	135	140

Total revenues	1,217	1,098	4,703	3,938
Section 31 fees	(40)	(124)	(229)	(556)
Liquidity payments	(405)	(218)	(1,292)	(729)
Routing and clearing	(89)	(62)	(300)	(222)
Merger expenses and exit costs	(94)	(18)	(177)	(67)
Impairment charges	(1,590)	—	(1,590)	—
Compensation	(184)	(169)	(664)	(612)
Systems and communications	(80)	(84)	(317)	(264)
Professional services	(57)	(36)	(163)	(112)
Depreciation and amortization	(72)	(73)	(253)	(240)
Occupancy	(29)	(32)	(125)	(115)
Marketing and other	(51)	(53)	(184)	(172)
Regulatory fine income	—	11	3	30

Operating (loss) income from continuing operations	(1,474)	240	(588)	879
Net interest and investment loss	(27)	(27)	(99)	(60)
Gain (loss) on sale of equity investment	2	(1)	4	33
Income from associates	1	1	1	10
Other income	9	12	37	30

(Loss) income from continuing operations before income tax provision and minority interest	(1,489)	225	(645)	892
Income tax benefit (provision)	149	(70)	(95)	(243)
Minority interest	—	(1)	(5)	(10)

(Loss) income from continuing operations	(1,340)	154	(745)	639

Income from discontinued operations, net of tax	2	2	7	4

Net (loss) income	$(1,338)	$156	$(738)	$643

Basic (loss) earnings per share from continuing operations	$(5.07)	$0.58	$(2.81)	$2.71
Basic earnings per share from discontinued operations	0.01	0.01	0.03	0.02

Basic (loss) earnings per share	$(5.06)	$0.59	$(2.78)	$2.73

Diluted (loss) earnings per share from continuing operations	$(5.07)	$0.58	$(2.81)	$2.68
Diluted earnings per share from discontinued operations	0.01	0.01	0.03	0.02

Diluted (loss) earnings per share	$(5.06)	$0.59	$(2.78)	$2.70

Basic weighted average shares outstanding	264	265	265	237
Diluted weighted average shares outstanding	264	266	265	238

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future. Please refer to the table entitled “Reconciliation of non-GAAP Financial Measures to GAAP Measures (unaudited)”

	Three months ended December 31, [a, b, c, d, e]		Year ended December 31, [a, b, c, d, e]
	2008	2007	2008	2007
	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined
Revenues
Cash trading	$679	$475	$2,387	$1,696
Derivatives trading	190	220	919	845
Listing	101	99	395	390
Market data	108	101	429	415
Software and technology services	53	23	160	100
Regulatory	13	16	49	152
Other	33	40	135	152

Total revenues	1,177	974	4,474	3,750
Liquidity payments	(405)	(218)	(1,292)	(756)
Routing and clearing	(89)	(62)	(300)	(224)
Compensation	(184)	(169)	(700)[f]	(674)[g]
Systems and communications	(80)	(84)	(317)	(311)
Professional services	(57)	(36)	(163)	(121)
Depreciation and amortization	(72)	(73)	(253)	(274)[h]
Occupancy	(29)	(32)	(125)	(126)
Marketing and other	(51)	(53)	(184)	(190)
Regulatory fine income	—	11	3	30

Operating income	210	258	1,143	1,104
Net interest and investment loss	(27)	(20)	(99)	(87)[i]
Income from associates	1	6	1	14
Other income	9	13	37	32

Income before income tax provision and minority interest	193	257	1,082	1,063
Income tax provision	(56)	(82)	(314)	(351)[j]
Minority interest	—	(2)	(5)	(12)

Net income	$137	$173	$763	$700

Basic earnings per share	$0.52	$0.65	$2.88	$2.64
Diluted earnings per share	$0.52	$0.65	$2.87	$2.63

Basic weighted average shares outstanding	264	265	265	265
Diluted weighted average shares outstanding	264	266	266	266

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the merger with NYSE Group and Euronext N.V. and the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.
[b]	Merger expenses and exit costs of $94 million and $18 million have been eliminated from the results of operations for the three months ended December 31, 2008 and 2007, respectively, and $177 million and $175 million for the year ended December 31, 2008 and 2007, respectively, as they represent nonrecurring charges.
[c]	Impairment losses of $1,590 million have been eliminated from the results of operations for the three months and year ended December 31, 2008 as they represent nonrecurring charges.
[d]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.
[e]	Gains on sale of equity investments of $2 million, $4 million and $33 million have been eliminated from the results of operations for the three months ended December 31, 2008, the year ended December 31, 2008 and the year ended December 31, 2007, respectively, as they represent nonrecurring items.
[f]	The results of operations for the year ended December 31, 2008 exclude $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was terminated on July 31, 2008.
[g]	The results of operations for the year ended December 31, 2007 include a $13 million net curtailment gain in connection with the elimination of certain components of our postretirement plans in the U.S.
[h]	The results of operations for the year ended December 31, 2007 include amortization expense of $25 million related to the fair value of the identifiable intangible assets prior to the April 4, 2007 merger with Euronext.
[i]	The results of operations for the year ended December 31, 2007 include interest expense of $27 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the period prior to the April 4, 2007 merger with Euronext.
[j]	The results of operations for the year ended December 31, 2007 exclude a non-recurring $55 million tax benefit in connection with the enacted reduction of the UK corporate tax rate from 30% to 28% effective April 1, 2008.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended December 31, 2008 [a, b, c, d, e]				Three months ended December 31, 2007 [a, b, c, d]
	US Operations	European Operations	Corporate Items [g]	Pro Forma Combined	US Operations	European Operations	Corporate Items [g]	Pro Forma Combined
Revenues
Cash trading	$537	$142	$—	$679	$327	$148	$—	$475
Derivatives trading	44	146	—	190	37	183	—	220
Listing	94	7	—	101	92	7	—	99
Market data	59	49	—	108	52	49	—	101
Other revenues	60	66	(27)	99	65	14	—	79

Total revenues (1)	794	410	(27)	1,177	573	401	—	974
Liquidity payments, routing and clearing (2)	(467)	(27)	—	(494)	(248)	(32)	—	(280)
Fixed operating expenses	(286)	(208)	21	(473)	(222)	(215)	(10)	(447)
Regulatory fine income	—	—	—	—	11	—	—	11

Operating income	$41	$175	$(6)	$210	$114	$154	$(10)	$258
Net revenues= (1) + (2)	$327	$383	$(27)	$683	$325	$369	$—	$694

	Year ended December 31, 2008 [a, b, c, d, e]				Year ended December 31, 2007 [a, b, c, d]
	US Operations	European Operations	Corporate Items [g]	Pro Forma Combined	US Operations	European Operations	Corporate Items [g]	Pro Forma Combined
Revenues
Cash trading	$1,759	$628	$—	$2,387	$1,165	$531	$—	$1,696
Derivatives trading	152	767	—	919	86	759	—	845
Listing	363	32	—	395	363	27	—	390
Market data	215	214	—	429	225	190	—	415
Other revenues	252	119	(27)	344	352	52	—	404

Total revenues (1)	2,741	1,760	(27)	4,474	2,191	1,559	—	3,750
Liquidity payments, routing and clearing (2)	(1,445)	(147)	—	(1,592)	(850)	(130)	—	(980)
Fixed operating expenses	(947)[f]	(781)	(14)	(1,742)	(939)	(726)	(31)	(1,696)
Regulatory fine income	3	—	—	3	30	—	—	30

Operating income	$352	$832	$(41)	$1,143	$432	$703	$(31)	$1,104
Net revenues= (1) + (2)	$1,296	$1,613	$(27)	$2,882	$1,341	$1,429	$—	$2,770

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the merger with NYSE Group and Euronext N.V. and the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.
[b]	Merger expenses and exit costs of $94 million and $18 million have been eliminated from the results of operations for the three months ended December 31, 2008 and 2007, respectively, and $177 million and $175 million for the year ended December 31, 2008 and 2007, respectively, as they represent nonrecurring charges.
[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.
[d]	Gains on sale of equity investments of $ 2 million, $4 million and $33 million have been eliminated from the results of operations for the three months ended December 31, 2008, the year ended December 31, 2008 and the year ended December 31, 2007, respectively, as they represent nonrecurring items.
[e]	Impairment losses of $1,590 million have been eliminated from the results of operations as they represent nonrecurring charges.
[f]	The results of operations for the year ended December 31, 2008 exclude $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was terminated on July 31, 2008.
[g]	Corporate Items include intercompany eliminations of revenues and expenses between U.S. and Europe.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined
Three months ended December 31, 2008
Revenues	$1,217	$(40)[a]		$1,177
Operating expenses, net	(2,691)	1,724	[a],[b]	(967)

Operating (loss) income	(1,474)	1,684		210
Net interest and investment loss	(27)	—		(27)
Gain on sale of businesses and equity investment	2	(2)		—
Income from associates	1	—		1
Other income	9	—		9

(Loss) income before income tax provision and minority interest	(1,489)	1,682		193
Income tax benefit (provision)	149	(205)[c]		(56)
Minority interest	—	—		—

(Loss) income from continuing operations	$(1,340)	$1,477		$137

Year ended December 31, 2008
Revenues	$4,703	$(229)[a]		$4,474
Operating expenses, net	(5,291)	1,960	[a],[b]	(3,331)

Operating (loss) income	(588)	1,731		1,143
Net interest and investment loss	(99)	—		(99)
Gain on sale of businesses and equity investment	4	(4)		—
Income from associates	1	—		1
Other income	37	—		37

(Loss) income before income tax provision and minority interest	(645)	1,727		1,082
Income tax provision	(95)	(219)[c]		(314)
Minority interest	(5)	—		(5)

(Loss) income from continuing operations	$(745)	$1,508		$763

[a]	Includes Activity assessment fees / Section 31 fees.
[b]	Includes the following adjustments:

	Three months ended	Year ended
	December 31, 2008
Section 31 fees	$40	$229
Merger expenses and exit costs	94	177
Impairment charges	1,590	1,590
Compensation	—	(36	)*

	$1,724	$1,960

*	Corresponding to the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was terminated on July 31, 2008.
[c]	Tax effect of pro forma adjustments.

NYSE Euronext

Operating expenses including non-GAAP financial measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Operating expenses for the three months ended December 31, 2008 on a GAAP basis	$2,691
less:
Section 31 fees	(40)
Liquidity payments	(405)
Routing and clearing	(89)
Impairment charges	(1,590)
Merger expenses and exit costs	(94)

Fixed operating expenses for the three months ended December 31, 2008	473

Excluding the impact of:
Currency translation	26
Acquisitions and dispositions, net	(88	)*
Capacity initiatives and integration	(12)
Start up costs	(13	)**

Fixed operating expenses for the three months ended December 31, 2008 on a pro forma non-GAAP basis	$386	[a]

Operating expenses for the three months ended December 31, 2007 on a GAAP basis	$869
less:
Section 31 fees	(124)
Liquidity payments	(218)
Routing and clearing	(62)
Merger expenses and exit costs	(18)

Fixed operating expenses for the three months ended December 31, 2007	$447	[b]

Variance ($)	$(61	)[a] -[b] = [c]

Variance (%)	-14	%[c] / [b]

Operating expenses for the year ended December 31, 2008 on a GAAP basis	$5,330	***
less:
Section 31 fees	(229)
Liquidity payments	(1,292)
Routing and clearing	(300)
Impairment charges	(1,590)
Merger expenses and exit costs	(177)

Fixed operating expenses for the year ended December 31, 2008	1,742

Excluding the impact of:
Currency translation	(18)
Acquisitions and dispositions, net	(97	)*
Capacity initiatives and integration	(46)
Start up costs	(18	)**

Fixed operating expenses for the year ended December 31, 2008 on a pro forma non-GAAP basis	$1,563	[a]

Operating expenses for the year ended December 31, 2007 on a GAAP basis	$3,089
less:
Section 31 fees	(556)
Liquidity payments	(729)
Routing and clearing	(222)
Merger expenses and exit costs	(67)
add:
Operating expenses of Euronext for the period which preceded the April 4, 2007 merger with NYSE Group	181

	$1,696
add back:
Net curtailment gain in connection with postretirement plans in the U.S.	13

Fixed operating expenses for the year ended December 31, 2007	$1,709	[b]

Variance ($)	$(146	)[a] -[b] = [c]

Variance (%)	-9	%[c] / [b]

*	Includes the contribution of Amex, Wombat, AEMS, Bluenext, and other new businesses, net of the transfer of certain regulatory functions carried out by NYSE Regulation to FINRA.
**	Includes the contribution of NYSE Liffe and SmartPool
***	Adjusted to exclude $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	December 31,
	2008	2007
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$1,013	$1,500
Accounts receivable, net	744	451
Deferred income taxes	113	111
Other current assets	156	98
Current assets from discontinued operations	—	118

Total current assets	2,026	2,278

Property and equipment, net	695	519
Goodwill	3,985	4,687
Other intangible assets, net	5,866	7,180
Deferred income taxes	671	384
Investment in associates and other assets	705	1,129
Non-current assets from discontinued operations	—	441

Total assets	$13,948	$16,618

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$1,081	$930
Deferred revenue	113	124
Short term debt	1,350	2,164
Deferred income taxes	38	53
Current liabilities from discontinued operations	—	191

Total current liabilities	2,582	3,462

Accrued employee benefits	576	312
Deferred revenue	360	349
Long term debt	1,787	494
Deferred income taxes	2,002	2,295
Other liabilities	67	27
Non-current liabilities from discontinued operations	—	119

Total liabilities	7,374	7,058

Minority interest	18	176
Stockholders’ equity	6,556	9,384

Total liabilities and stockholders’ equity	$13,948	$16,618

NYSE Euronext

Selected Statistical Data:

Volume Summary – Cash Products

	Average Daily Volume			Total Volume			Average Daily Volume			Total Volume
(Unaudited)	Q4 ‘08	Q4 ‘07	% Chg	Q4 ‘08	Q4 ‘07	% Chg	FY 2008	FY 2007	% Chg 08 vs 07	FY 2008	FY 2007	% Chg 08 vs 07
Number of Trading Days – European Markets	64	64	—	64	64	—	256	255	—	256	255	—
Number of Trading Days – U.S. Markets	64	64		64	64		253	251	—	253	251	—
European Cash Products (trades in thousands)	1,621	1,354	19.7%	103,721	86,684	19.7%	1,551	1,265	22.6%	396,956	322,574	23.1%
Equities	1,560	1,300	20.0%	99,869	83,209	20.0%	1,497	1,212	23.4%	383,119	309,141	23.9%
Exchange-Traded Funds	14	7	84.1%	869	472	84.1%	9	6	50.8%	2,365	1,562	51.4%
Structured Products	42	41	1.5%	2,661	2,623	1.5%	40	40	-1.2%	10,150	10,236	-0.8%
Bonds	5	6	-15.4%	322	380	-15.4%	5	6	-19.5%	1,322	1,635	-19.1%
U.S. Cash Products (shares in millions)	4,089	2,840	44.0%	261,667	181,770	44.0%	3,536	2,879	22.8%	894,503	722,573	23.8%

NYSE Listed Issues [1]
NYSE Group Handled Volume [2]	2,884	2,175	32.6%	184,604	139,184	32.6%	2,585	2,225	16.2%	653,910	558,400	17.1%
NYSE Group Matched Volume [3]	2,600	1,966	32.2%	166,379	125,824	32.2%	2,331	2,056	13.4%	589,712	516,069	14.3%
NYSE Group TRF Volume [4]	232	144	60.9%	14,870	9,240	60.9%	280	64	339.5%	70,853	15,993	343.0%
Total NYSE Listed Consolidated Volume	6,052	3,620	67.2%	387,345	231,655	67.2%	5,111	3,399	50.4%	1,292,987	853,161	51.6%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	47.7%	60.1%	-12.4%	47.7%	60.1%	-12.4%	50.6%	65.5%	-14.9%	50.6%	65.5%	-14.9%
Matched Volume [3]	43.0%	54.3%	-11.3%	43.0%	54.3%	-11.3%	45.6%	60.5%	-14.9%	45.6%	60.5%	-14.9%
TRF Volume [4]	3.8%	4.0%	-0.2%	3.8%	4.0%	-0.2%	5.5%	1.9%	3.6%	5.5%	1.9%	3.6%

NYSE Arca & Amex Listed Issues
NYSE Group Handled Volume [2]	742	246	201.6%	47,493	15,747	201.6%	495	214	131.4%	125,327	53,732	133.2%
NYSE Group Matched Volume [3]	637	208	205.7%	40,782	13,341	205.7%	429	184	133.1%	108,452	46,162	134.9%
NYSE Group TRF Volume [4]	133	47	180.2%	8,493	3,031	180.2%	141	23	519.2%	35,672	5,715	524.1%
Total NYSE Arca & Amex Listed Consolidated Volume	2,172	735	195.7%	139,005	47,014	195.7%	1,489	586	154.0%	376,728	147,166	156.0%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	34.2%	33.5%	0.7%	34.2%	33.5%	0.7%	33.3%	36.5%	-3.2%	33.3%	36.5%	-3.2%
Matched Volume [3]	29.3%	28.4%	0.9%	29.3%	28.4%	0.9%	28.8%	31.4%	-2.6%	28.8%	31.4%	-2.6%
TRF Volume [4]	6.1%	6.4%	-0.3%	6.1%	6.4%	-0.3%	9.5%	3.9%	5.6%	9.5%	3.9%	5.6%

Nasdaq Listed Issues
NYSE Group Handled Volume [2]	462	419	10.2%	29,570	26,839	10.2%	456	440	3.5%	115,266	110,440	4.4%
NYSE Group Matched Volume [3]	386	337	14.4%	24,695	21,584	14.4%	381	358	6.5%	96,467	89,844	7.4%
NYSE Group TRF Volume [4]	114	142	-19.7%	7,288	9,071	-19.7%	193	99	94.5%	48,824	24,905	96.0%
Total Nasdaq Listed Consolidated Volume	2,322	2,181	6.5%	148,638	139,600	6.5%	2,280	2,174	4.9%	576,878	545,786	5.7%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	19.9%	19.2%	0.7%	19.9%	19.2%	0.7%	20.0%	20.2%	-0.3%	20.0%	20.2%	-0.3%
Matched Volume [3]	16.6%	15.5%	1.1%	16.6%	15.5%	1.1%	16.7%	16.5%	0.3%	16.7%	16.5%	0.3%
TRF Volume [4]	4.9%	6.5%	-1.6%	4.9%	6.5%	-1.6%	8.5%	4.6%	3.9%	8.5%	4.6%	3.9%

Exchange-Traded Funds [1,5]
NYSE Group Handled Volume [2]	746	318	134.8%	47,770	20,344	134.8%	514	284	80.6%	130,001	71,409	82.1%
NYSE Group Matched Volume [3]	647	278	133.0%	41,425	17,778	133.0%	448	252	77.5%	113,377	63,359	78.9%
NYSE Group TRF Volume [4]	143	63	125.8%	9,140	4,048	125.8%	155	32	391.9%	39,275	7,921	395.8%
Total ETF Consolidated Volume	2,286	879	160.1%	146,299	56,250	160.1%	1,562	704	121.8%	395,123	176,735	123.6%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	32.7%	36.2%	-3.5%	32.7%	36.2%	-3.5%	32.9%	40.4%	-7.5%	32.9%	40.4%	-7.5%
Matched Volume [3]	28.3%	31.6%	-3.3%	28.3%	31.6%	-3.3%	28.7%	35.8%	-7.2%	28.7%	35.8%	-7.2%
TRF Volume [4]	6.2%	7.2%	-1.0%	6.2%	7.2%	-1.0%	9.9%	4.5%	5.5%	9.9%	4.5%	5.5%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary – Derivatives Products

	Average Daily Volume			Total Volume			Average Daily Volume			Total Volume
(Unaudited; contracts in thousands)	Q4 ‘08	Q4 ‘07	% Chg	Q4 ‘08	Q4 ‘07	% Chg	FY 2008	FY 2007	% Chg 08 vs 07	FY 2008	FY 2007	% Chg 08 vs 07
Number of Trading Days – European Markets	64	64	—	64	64	—	256	255	—	256	255	—
Number of Trading Days – U.S. Markets	64	64	—	64	64	—	253	251	—	253	251	—

European Derivatives Products	3,689	3,509	5.1%	236,108	224,594	34.3%	4,101	3,722	10.2%	1,049,730	949,022	10.6%

Total Interest Rate Products	1,737	1,866	-6.9%	111,140	119,411	-6.9%	2,167	2,033	6.6%	554,878	518,431	7.0%

Short Term Interest Rate Products	1,644	1,756	-6.4%	105,217	112,370	-6.4%	2,065	1,918	7.6%	528,578	489,138	8.1%
Medium and Long Term Interest Rate Products	93	110	-15.9%	5,923	7,040	-15.9%	103	115	-10.6%	26,300	29,293	-10.2%

Total Equity Products [6]	1,908	1,589	20.1%	122,141	101,715	20.1%	1,881	1,638	14.8%	481,606	417,807	15.3%

Total Individual Equity Products	1,158	968	19.7%	74,142	61,955	19.7%	1,205	1,025	17.6%	308,574	261,419	18.0%
Total Equity Index Products	750	621	20.7%	47,998	39,761	20.7%	676	613	10.2%	173,032	156,388	10.6%

of which Bclear	714	516	38.4%	45,666	32,996	38.4%	746	481	54.9%	190,874	122,776	55.5%
Individual Equity Products	584	395	47.8%	37,392	25,293	47.8%	634	395	60.6%	162,272	100,653	61.2%
Equity Index Products	129	120	7.4%	8,274	7,703	7.4%	112	87	28.8%	28,602	22,123	29.3%

Commodity Products	44	54	-18.5%	2,827	3,468	-18.5%	52	50	3.2%	13,246	12,784	3.6%

U.S. Derivatives Products – Equity Options [7]
NYSE Group Options Contracts	2,074	1,798	15.3%	132,721	115,085	15.3%	1,822	1,337	36.3%	461,013	335,543	37.4%
Total Consolidated Options Contracts	11,932	12,027	-0.8%	763,628	769,710	-0.8%	12,983	10,327	25.7%	3,284,761	2,592,103	26.7%

NYSE Group Share of Total	17.4%	15.0%		17.4%	15.0%		14.0%	12.9%	8.4%	14.0%	12.9%	8.4%

[1]	Includes all volume executed in NYSE Group crossing sessions.
[2]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
[4]	Represents NYSE’s volume in FINRA/NYSE Trade Reporting Facility (TRF).
[5]	Data included in previously identified categories.
[6]	Data includes currency products.
[7]	Includes all trading activities for Bclear, Euronext.liffe’s clearing service for wholesale equity derivatives.

Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

US data has been updated for Amex integration for October 2008 forward.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended			Full Year
(Unaudited)	December 31, 2008	September 30, 2008	December 31, 2007	2008	2007
NYSE Euronext Listed Issuers

NYSE Listed Issuers

NYSE listed issuers[1]	3,108	2,494	2,526	2,447	2,526
Number of new issuer listings[1]	711	66	83	908	282
Capital raised in connection with new listings ($mm)[2]	$62	$298	$9,815	$23,238	$34,231

Euronext Listed Issuers

Euronext listed issuers[1]	1,110	1,126	1,155	1,110	1,155
Number of new issuer listings[3]	15	25	33	78	140
Capital raised in connection with new listings ($mm)[2]	$25	$392	$5,535	$3,333	$14,039

NYSE Euronext Market Data[4]

NYSE Market Data

Share of Tape A revenues (%)	49.7%	48.7%	59.9%	51.8%	68.1%
Share of Tape B revenues (%)	66.6%	31.3%	31.9%	34.1%	34.1%
Share of Tape C revenues (%)	22.1%	20.6%	19.3%	20.6%	20.9%
Professional subscribers (Tape A)	450,041	447,627	450,619	450,041	450,619

Euronext Market Data

Number of terminals	275,430	278,029	218,380	275,430	218,380

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,757	3,503	3,073	3,757	3,073
GL Trade headcount	n.a.	1,461	1,409	n.a.	1,409

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/USD exchange rate	$1.319	$1.503	$1.449	$1.471	$1.371
Average GBP/USD exchange rate	$1.570	$1.893	$2.043	$1.853	$2.001

[1]

Figures for NYSE listed issuers include listed operating companies, SPACs, closed-end funds, and ETFs, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 1,048 ETFs and 10 operating companies exclusively listed on NYSE Arca, Inc. as of December 31, 2008. There were 496 structured products listed on the NYSE as of December 31, 2008.

Figures for Euronext present the operating companies listed on Eurolist, Alternext, and Free Market, and do not include closed-end funds, ETFs and structured product (warrants and certificates). As of December 31, 2008, 128 companies were listed on Alternext, 313 on Free Market and 396 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of euros by operating companies listed on Eurolist and do not include Alternext, Free Market and close-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of USD by operating companies listed on NYSE and Arca exchanges and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Eurolist, Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and Amex listed securities, and “Tape C” represents Nasdaq listed securities. In accordance with the SEC’s Regulation NMS, and as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]	NYSE Euronext sold its 40% stake in GL Trade in October 2008. NYSE Euronext headcount includes both the employees of Wombat and AEMS for all periods presented.

Source: NYSE Euronext